    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2005

                                                 REGISTRATION NO. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        MUNICIPAL MORTGAGE & EQUITY, LLC
               (Exact name of registrant as specified in charter)

                         DELAWARE                                                  52-1449733
     (State or other jurisdiction of incorporation or               (I.R.S. Employer Identification Number)
                      organization)

                        621 EAST PRATT STREET, SUITE 300
                           BALTIMORE, MARYLAND 21202
                                 (443) 263-2900
                  (Address, including zip code, and telephone
   number, including area code, of registrant's principal executive offices)


                               MICHAEL L. FALCONE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MUNICIPAL MORTGAGE & EQUITY, LLC
                        621 EAST PRATT STREET, SUITE 300
                           BALTIMORE, MARYLAND 21202
                                 (443) 263-2900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            ROBERT E. KING, JR., ESQ.
                             ROGER D. SINGER, ESQ.
                             CLIFFORD CHANCE US LLP
                              31 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 878-8000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is to be expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                 AMOUNT TO BE          AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED(1)(2)(3)  REGISTRATION FEE(4)
------------------------------------------------------------------------------------------------------
Municipal Mortgage & Equity, LLC common shares(5)...........
Municipal Mortgage & Equity, LLC preferred shares(6)........
Municipal Mortgage & Equity, LLC warrants(7)................
Total.......................................................     $500,000,000          $58,850.00
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate maximum offering price of the Municipal Mortgage & Equity, LLC ("MMA") common shares, MMA preferred shares, MMA warrants registered under this registration statement exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit (i) has been omitted pursuant to instruction II.D. of Form S-3 and (ii) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant hereby offsets against the $58,850.00 filing fee required in connection with this Registration Statement, $50,426.39 of the $60,675.00 in filing fees paid in connection with the Registration Statement on Form S-3, Registration Statement No. 333-107277, filed by MMA on July 23, 2003, which Registration Statement was withdrawn.

(4) Calculated pursuant to Rule 457(o) of the rules and regulations promulgated under the Securities Act of 1933, as amended.

(5) There is being registered hereby such indeterminate principal amount of MMA common shares as may be issued, from time to time, at indeterminate prices.

(6) There is being registered hereby such indeterminate principal amount of MMA preferred shares as may be issued, from time to time, at indeterminate prices.

(7) There are being registered hereby such indeterminate number of MMA warrants as may be issued, from time to time, at indeterminate prices.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED [     ], 2005

PROSPECTUS

                                  $500,000,000

                        MUNICIPAL MORTGAGE & EQUITY, LLC

                  COMMON SHARES, PREFERRED SHARES AND WARRANTS

                             ---------------------

     We may from time to time offer, together or separately, in one or more series:

     - common shares of limited liability company interest;

     - preferred shares of limited liability company interest; and

     - warrants or other rights to purchase common shares, preferred shares or any combination thereof.

     We will provide specific terms of each issuance of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you decide to invest. The prices and other terms of the securities that we will offer will be determined at the time of the offering.

     The securities may be offered directly to one or more purchasers, through agents we designate from time to time or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The net proceeds to us from such sale will also be set forth in an accompanying prospectus supplement. We may not sell any securities without delivery of a prospectus supplement describing the method and terms of the offering of such series of securities. See "Plan of Distribution."

     Our common shares are listed on the New York Stock Exchange under the symbol "MMA."

     YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2005.

                               TABLE OF CONTENTS

Where You Can Find More Information.........................   ii
Incorporation of Certain Documents by Reference.............  iii
Forward Looking Information.................................   iv
About this Prospectus.......................................    i
Our Company.................................................    1
Ratio of Earnings to Combined Fixed Charges and Preferred
  Stock Dividends...........................................    2
Use of Proceeds.............................................    2
Description of our Common Shares............................    2
Description of our Preferred Shares.........................    3
Description of our Warrants.................................    5
Plan of Distribution........................................    6
Legal Matters...............................................    7
Experts.....................................................    7

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT IN WHICH THE INFORMATION APPEARS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

                             ---------------------

     In this prospectus, "we," "us," "our" and "ours" each refer to Municipal Mortgage & Equity, LLC, together with all of its subsidiaries. Municipal Mortgage & Equity, LLC is a Delaware limited liability company that is treated as a partnership for federal income tax purposes. Not all of its subsidiaries are treated as partnerships. We refer to "MuniMae" when we discuss only the parent of all of our entities -- Municipal Mortgage & Equity, LLC -- and not our subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. You may also read and copy any document we file at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604, and 233 Broadway, New York, New York 10279. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. We file our reports, proxy statements and other information with the Commission electronically. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at www.sec.gov. Our common shares are listed and traded on the New York Stock Exchange. You may also inspect the information we file with the Commission at the New York Stock Exchange's offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our Internet site at http://www.mmafin.com. However, the information on our Internet site is not a part of this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. We filed the following documents with the Commission (File No. 001-11981) under the Exchange Act and incorporate them by reference into this prospectus:

          1. Our Annual Report on Form 10-K for the year ended December 31,
     2003;

          2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, as amended;

          3. Our Current Reports on Form 8-K filed with the Commission on September 24, 2004, October 20, 2004, October 25, 2004, November 17, 2004 and December 13, 2004; and

          4. Our prospectus/consent solicitation statement included in our registration statement on Form S-4 (File No. 33-99088), as declared effective by the Commission on May 29, 1996, as it relates to the description of our common shares contained under the caption "Description of Shares" and incorporated by reference into Item 1 of Form 8-A (File No. 001-11981) filed with the Commission on July 25, 1996 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

     Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. Any documents we file pursuant to these sections of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

     Any statement contained in this prospectus or in any document incorporated, or deemed to be incorporated, by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the related registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

     You can obtain any of our filings incorporated by reference into this prospectus from us or from the Commission on the Commission's website at the address listed above. We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of these filings or portions of these filings by writing or telephoning:

                        Municipal Mortgage & Equity, LLC
                        621 East Pratt Street, Suite 300
                           Baltimore, Maryland 21202
                          Attention: Angela Richardson
                                 (888) 788-3863

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

     The disclosure in this prospectus contains forward looking statements. Forward looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Examples of forward looking statements in this prospectus include:

     - management's current good faith estimates of the transactions expected to generate income; and

     - our intended use of the proceeds from the future sale of common shares, preferred shares and warrants.

     Any or all of our forward looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, no forward looking statement can be guaranteed. Actual future results may vary materially.

     Factors that may cause our plans, expectations, future financial condition and results to change include, but are not limited to:

     - changes in or failure to comply with applicable tax laws;

     - the availability of capital to fund operations;

     - the performance of multifamily housing and other real estate related investments;

     - the ability to acquire new investments;

     - changes in accounting principles generally accepted in the United States;

     - changes in demographic, general economic and business conditions, both nationally and in the regions in which we operate; and

     - other risk factors described in the prospectus supplements.

     We caution you not to place undue reliance on these forward looking statements, which reflect our management's view only as of the respective dates of this prospectus and the accompanying prospectus supplement, and we undertake no obligation to update publicly any such statements.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Commission using a "shelf" registration process. Under this process, we may offer and sell any combination of common shares, preferred shares and warrants in one or more offerings for total proceeds of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We encourage you to read this prospectus and the related prospectus supplement, as well as the information that is incorporated by reference herein, in their entirety. You should carefully consider the factors set forth under "Risk Factors" in the related prospectus supplement before making an investment decision to purchase any of our securities.

                                  OUR COMPANY

     We invest in, and earn asset management and other fees from, multifamily housing and other real estate financings. At September 30, 2004, we owned or managed a portfolio of debt and equity investments secured directly or indirectly by 2,217 properties that contained a total of 249,850 units and were located in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. We operate under the trade name "MMA Financial." Our operations consist of three business segments:

     - An investing segment consisting of subsidiaries that hold investments producing primarily tax-exempt interest income. A significant portion of our investments are tax-exempt mortgage revenue bonds or interests in tax-exempt mortgage revenue bonds issued by state and local governments or their agencies or authorities to finance affordable multifamily housing developments. Multifamily housing developments, as well as the rents paid by the tenants, typically secure these investments. The investing segment also includes tax-exempt bonds issued by community development districts (CDD Bonds) to finance the development of infrastructure supporting single-family housing developments. These CDD Bonds are secured by specific payments or assessments pledged by the local improvement district that issues bonds. Lastly, the investing segment includes our equity investments in multifamily housing, which generate taxable dividend income.

     - A mortgage banking segment consisting of subsidiaries that primarily generate taxable fee income by providing loan servicing, loan origination and other related services. The mortgage banking segment also generates spread income from borrowed funds and funding mortgages. Mortgage banking activities include the origination, investment in and servicing of investments in multifamily housing, both for our own account and on behalf of third parties.

     - A tax credit segment consisting of subsidiaries that primarily generate taxable fee income by providing tax credit equity syndication and asset management services. As a syndicator, we acquire and sell interests in partnerships that receive low-income housing tax credits that can be distributed to investors, provide performance guarantees on certain tax credit funds and manage the low-income housing tax credit funds we have syndicated.

     MuniMae is organized as a limited liability company. This structure allows it to combine the limited liability, governance and management characteristics of a corporation with the pass-through income features of a partnership. As a result, the tax-exempt income MuniMae derives from certain investments remains tax-exempt when MuniMae passes the income through to shareholders. We conduct most of the business of our mortgage banking and tax credit segments through corporate subsidiaries, which do not have the pass-through and other tax advantages of limited liability companies. Absent the impact of capital gains and losses, approximately 94% of our net income distributed to shareholders for the three years ended December 31, 2003 was tax-exempt.

     We use our combination of real estate and tax-exempt investment expertise to select and manage our investments and to develop financing opportunities. Our senior management team, led by Michael L. Falcone,

President and Chief Executive Officer, has an average of nine years of experience with us and our affiliates, and an average of 21 years of experience in the real estate industry.

     Our executive offices are located at 621 East Pratt Street, Suite 300, Baltimore, Maryland 21202 and our telephone number is (443) 263-2900. Our website is www.mmafin.com. We do not incorporate by reference the contents of our website into this prospectus.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The following table sets forth our ratio of consolidated earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2004, and each of the years ended December 31, 2003, 2002, 2001, 2000 and 1999.

                                            NINE MONTHS          FISCAL YEAR ENDED DECEMBER 31,
                                               ENDED          -------------------------------------
                                         SEPTEMBER 30, 2004   2003    2002    2001    2000    1999
                                         ------------------   -----   -----   -----   -----   -----
                                            (UNAUDITED)
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends(1).........................        1.118          1.894   1.625   1.572   1.683   3.782

---------------

(1) The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consist of income from continuing operations before minority interests (that include equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest that has been capitalized); "fixed charges" consist of interest expense (including amortization of loan costs) and interest that has been capitalized; and "preferred stock dividends" consist of the amount of pre-tax earnings that would be required to cover preferred share dividend requirements.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, we intend to add the net cash proceeds from the sale of securities in respect of which this prospectus is being delivered to our general corporate funds, which we may use to repay indebtedness or for other general corporate purposes, including new investments and working capital, funding the continued growth and development of our business and strategic acquisitions. Pending such uses, we may invest such net proceeds in short-term liquid investments. We will determine any specific allocation of the net proceeds of an offering of securities to a specific purpose at the time of such offering and will describe the allocations in the related prospectus supplement.

                        DESCRIPTION OF OUR COMMON SHARES

     The following brief description of our common shares does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of our Amended and Restated Certificate of Formation and Operating Agreement and By-laws, copies of which are exhibits to the registration statement of which this prospectus is a part.

GENERAL

     Our Operating Agreement does not limit the number of common shares that our board of directors may cause us to issue. We had 35,015,253 common shares outstanding at November 3, 2004. We will pay distributions to holders of our common shares on a pro rata basis when declared by our board of directors out of funds legally available therefor. Distributions to the holders of common shares are subject to preferences on distributions on any preferred securities that we may issue in the future.

     Holders of our common shares have no preemptive, conversion, sinking fund or cumulative voting rights. Our common shares are not redeemable, except pursuant to certain anti-takeover provisions we have adopted.

     Our Operating Agreement and By-laws set forth the relationship of the shareholders to MuniMae and to one another and the manner in which we will conduct our operations, much like the articles and bylaws of a Delaware corporation or the partnership agreement of a Delaware general or limited partnership. While, as a limited liability company, we are not subject to the Delaware General Corporation Law, the Delaware Limited Liability Company Act permits a limited liability company agreement to provide, and our Operating Agreement and By-laws do provide, that the management of a limited liability company shall be conducted by a board of directors and officers designated by the board and that the holders of shares in such limited liability company (as is the case with the holders of our common shares) be afforded substantially all of the rights that are afforded holders of the common shares issued by a corporation organized under Delaware law. In all material respects, the fiduciary duties of our directors and officers and any duties of our shareholders and their affiliates are the same as those applicable under the Delaware law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common shares is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone number (908) 272-8511.

                      DESCRIPTION OF OUR PREFERRED SHARES

     Under our Operating Agreement, our board of directors (without any further vote or action by our shareholders) is authorized to provide for the issuance, in one or more series, of an unlimited amount of preferred shares. Our board of directors is authorized to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each series thereof by resolution authorizing the issuance of such series.

     The description below sets forth certain general terms and provisions of our preferred shares to which a prospectus supplement may relate. The specific terms of any series of preferred shares in respect of which this prospectus is being delivered will be described in the prospectus supplement relating to such preferred shares. The following summary of certain provisions governing our preferred shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Operating Agreement and the resolutions of our board of directors relating to each particular series of preferred shares.

     If so indicated in the applicable prospectus supplement, the terms of any series of our preferred shares may differ from the terms set forth below, except those terms required by the Operating Agreement.

GENERAL

     The preferred shares, when issued in accordance with the terms of the Operating Agreement and of the applicable resolutions of the board of directors and as described in the applicable prospectus supplement, will be fully paid and non-assessable.

     To the extent not fixed in the Operating Agreement, the relative rights, preferences, powers, qualifications, limitations or restrictions of the preferred shares of any series will be fixed pursuant to resolutions of the board of directors relating to each series. The prospectus supplement relating to the preferred shares of each such series shall specify the terms thereof, including:

          (1) the class, series title or designation and stated value (if any) for the preferred shares;

          (2) the maximum number of preferred shares in such series, the liquidation preference per share and the offering price per share for the preferred shares;

          (3) the distribution preferences and the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

          (4) the date from which distributions on the preferred shares will accumulate, if applicable, and whether distributions will be cumulative;

          (5) the provisions for a retirement or sinking fund, if any, with respect to the preferred shares;

          (6) the provisions for redemption, if applicable, of the preferred shares;

          (7) the voting rights, if any, of the preferred shares;

          (8) any listing of such preferred shares for trading on any securities exchange or any authorization of the preferred shares for quotation in an interdealer quotation system of a registered national securities association;

          (9) the terms and conditions, if applicable, upon which the preferred shares will be convertible into, or exchangeable for, any of our other equity securities, including the title of any such securities and the conversion or exchange price therefor;

          (10) a discussion of federal income tax considerations applicable to the preferred shares; and

          (11) any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

     Subject to the terms of our Operating Agreement, we may issue additional series of preferred shares at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our board of directors shall determine, all without further action of the shareholders.

DISTRIBUTIONS

     Holders of any series of preferred shares will be entitled to receive cash distributions when, as and if declared by our board of directors out of our funds legally available therefor, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each distribution will be payable to holders of record as they appear on our share ledger on the record date fixed by the board of directors. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

LIQUIDATION RIGHTS

     Our Operating Agreement provides that, in the event of our liquidation or dissolution, or a winding up of our affairs, whether voluntary or involuntary, or in the event of a merger or consolidation of MuniMae, no distributions will be made to holders of any class of our capital shares until after payment or provision for payment of our debts or liabilities. The applicable prospectus supplement will specify the amount and type of distributions to which the holders of any series of preferred shares would be entitled upon the occurrence of any such event.

REDEMPTION

     If so provided in the applicable prospectus supplement, the preferred shares will be redeemable in whole or in part at our option, at the times, at the redemption prices and in accordance with any additional terms and conditions set forth therein.

VOTING RIGHTS

     Except as indicated in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of any series of preferred shares will not be entitled to vote.

CONVERSION

     The terms and conditions, if any, on which the preferred shares are convertible into any other class of our securities will be set forth in the prospectus supplement relating thereto. Those terms will include the designation of the security into which the preferred shares are convertible, the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred shares. In the case of conversion of the preferred shares into common shares or into any of our other securities for which there exists an established public trading market at the time of such conversion, such terms may include provisions under which the amount of such security to be received by the holders of the preferred shares would be calculated according to the market price of such security as of a time stated in the prospectus supplement.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the preferred shares will be named in the applicable prospectus supplement.

                          DESCRIPTION OF OUR WARRANTS

     We may issue warrants for the purchase of our common shares, preferred shares or any combination thereof. Warrants may be issued independently, or together with any other securities offered by a prospectus supplement, and may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following description sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

          (1) the title of the warrants;

          (2) the aggregate number of warrants;

          (3) the price or prices at which warrants will be issued;

          (4) the designation, number and terms of the common shares, preferred shares or combination thereof, purchasable upon exercise of the warrants;

          (5) the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

          (6) the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

          (7) the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

          (8) the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

          (9) the minimum amount of the warrants that may be exercised at any one time;

          (10) information with respect to book-entry procedures, if any;

          (11) a discussion of federal income tax considerations applicable to the warrants; and

          (12) any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

                              PLAN OF DISTRIBUTION

     We may sell the common shares, preferred shares and warrants:

     - directly to purchasers;

     - through agents; or

     - through underwriters or dealers.

     Offers or sales of those securities may include secondary market transactions of our affiliates.

     The prospectus supplement with respect to any securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any national securities exchanges on which such securities may be listed. Underwriters and agents in any distribution contemplated hereby may from time to time include Cantor Fitzgerald & Co., Brinson Patrick Securities Corporation and Bear Stearns & Co. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so, and we may also sell securities at market from time to time.

     Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, as the case may be, to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less.

     Shares may be sold in one or more of the following transactions:

     - block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to the prospectus supplement;

     - a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

     - ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

     - sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and

     - sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

     If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

     If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

     Underwriters, agents, dealers or their controlling persons may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

     Certain of the underwriters may use this prospectus and the prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us by Clifford Chance US LLP, New York, New York.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report form PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table summarizes the costs and expenses we will incur in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates, except for the Securities and Exchange Commission Registration Fee:

Securities and Exchange Commission Registration Fee.........  $   58,850
NASD Filing Fees............................................      50,500
Printing and Engraving Expenses.............................     175,000
Accounting Fees and Expenses................................     400,000
Legal Fees and Expenses (other than Blue Sky)...............     800,000
Blue Sky Fees and Expenses..................................     100,000
Listing Fees................................................     300,000
Miscellaneous...............................................       6,150
                                                              ----------
Total.......................................................  $1,890,500
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Certificate of Formation and Operating Agreement dated as of May 9, 2002 of MuniMae contains the following provisions relating to indemnification of directors and officers. All terms capitalized below and not otherwise defined shall have the meanings set forth in the Operating Agreement.

          "8.1. Limitations on Liability, and Indemnification of, Directors and Officers.

          (a) No director or officer of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such person. For purposes of this Section 8.1, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

          (b) All Directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no Shareholder shall have any personal liability on account thereof.

          (c) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or illegally.

          (d) The indemnification provided by this Section 8.1 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (e) Any repeal or modification of this Section 8.1 shall not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

          (f) The Company may, if the board of directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company's Directors and officers, relating to the liability of such persons."

     We have purchased insurance for the benefit of our directors and officers, relating to the liability of such persons. The directors and officers liability insurance insures (i) our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as our directors and officers and (ii) the company to the extent that we have indemnified the directors and officers for such loss.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
  1.1**   Form of Underwriting Agreement (for common shares, preferred shares and warrants)
  3.1     Amended and Restated Certificate of Formation and Operating
          Agreement (filed as Exhibit 3.1 to our Annual Report on Form
          10-K for the fiscal year ended December 31, 2002 and
          incorporated by reference herein)
  3.2     Amended and Restated By-laws (filed as Exhibit 3.2 to our
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 2003 and incorporated by reference herein)
  4.1     Form of specimen certificate representing common shares of
          Municipal Mortgage & Equity (filed as Exhibit 4.1 to our
          Registration Statement on Form S-4 (File No. 33-99088) and
          incorporated by reference herein)
  4.2**   Form of specimen certificate representing preferred shares of Municipal Mortgage & Equity, LLC
  4.3**   Form of warrant agreement, including form of warrant
  5.1     Opinion of Clifford Chance US LLP
  8.1     Form of Opinion of Clifford Chance US LLP as to certain tax matters to be issued in connection with a prospectus
          supplement
 12.1     Statement regarding computation of ratios of earnings to
          fixed charges
 23.1     Consent of PricewaterhouseCoopers LLP
 23.2     Consent of Clifford Chance US LLP (contained in the opinion filed as Exhibit 5.1)
 24.1     Power of Attorney (included on signature page)

---------------

** To be filed by amendment hereto or incorporated by reference to a Current
   Report on Form 8-K in connection with the offering of securities.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 3rd day of January, 2005.

                                          MUNICIPAL MORTGAGE & EQUITY, LLC

                                          By: /s/ MICHAEL L. FALCONE
                                            ------------------------------------
                                            Name: Michael L. Falcone
                                            Title: President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Michael L. Falcone and William S. Harrison, or either one of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in his or her name and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(a) under the Securities Act of 1993, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

              /s/ MICHAEL L. FALCONE                    President, Chief Executive      January 3, 2005
---------------------------------------------------    Officer (Principal Executive
                Michael L. Falcone                        Officer) and Director


                /s/ MARK K. JOSEPH                       Chairman of the Board of       January 3, 2005
---------------------------------------------------             Directors
                  Mark K. Joseph


              /s/ WILLIAM S. HARRISON                  Executive Vice President and     January 3, 2005
---------------------------------------------------      Chief Financial Officer
                William S. Harrison


                /s/ CHARLES C. BAUM                              Director               January 3, 2005
---------------------------------------------------
                  Charles C. Baum


               /s/ RICHARD O. BERNDT                             Director               January 3, 2005
---------------------------------------------------
                 Richard O. Berndt


               /s/ ROBERT S. HILLMAN                             Director               January 3, 2005
---------------------------------------------------
                 Robert S. Hillman

                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----


              /s/ DOUGLAS A. MCGREGOR                            Director               January 3, 2005
---------------------------------------------------
                Douglas A. McGregor


                /s/ CARL W. STEARN                               Director               January 3, 2005
---------------------------------------------------
                  Carl W. Stearn


                /s/ EDDIE C. BROWN                               Director               January 3, 2005
---------------------------------------------------
                  Eddie C. Brown


              /s/ FRED N. PRATT, JR.                             Director               January 3, 2005
---------------------------------------------------
                Fred N. Pratt, Jr.


               /s/ ARTHUR S. MEHLMAN                             Director               January 3, 2005
---------------------------------------------------
                 Arthur S. Mehlman

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
  5.1     Opinion of Clifford Chance US LLP
  8.1     Form of Opinion of Clifford Chance US LLP as to certain tax matters to be issued in connection with a prospectus
          supplement
 12.1     Statement regarding computation of ratios of earnings to
          fixed charges
 23.1     Consent of PricewaterhouseCoopers LLP
 23.2     Consent of Clifford Chance US LLP (contained in the opinion filed as Exhibit 5.1)
 24.1     Power of Attorney (included on signature page)

---------------